FORM 8-A

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-A

              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR (g) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

                   GATEWAY AMERICAN PROPERTIES CORPORATION
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)

                Colorado                             84-139-1336
----------------------------------------     -----------------------------
(Address of principal executive offices)     (Employer Identification No.)


Securities to be registered pursuant to Section 12(b) of the Act:

            Title of each class              Name of each exchange on which
            to be so registered              each class is to be registered

                  NONE
     -------------------------------      -------------------------------------
     -------------------------------      -------------------------------------
     -------------------------------      -------------------------------------

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. |_|

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. |_|


Securities to be registered pursuant to Section 12(g) of the Act:


                         Common Stock $.01 Par Value
               -----------------------------------------------
                              (Title of class)

           Common Stock Purchase Warrants to Purchase Common Stock
          ---------------------------------------------------------
                              (Title of class)

                INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.   Description of Registrant's Securities to be Registered.

          A description of the Registrant's securities to be registered hereby is set forth in the caption "DESCRIPTION OF SECURITIES" of the Prospectus contained in the Registrant's Registration Statement, Registration No. 333-37991 on Form SB-2 filed under the Securities Act of 1933, which Prospectus is hereby incorporated herein by this reference.

Item 2.   Exhibits

          The Exhibits listed below were filed as Exhibits to the Registrant's Registration Statement, Registration No. 333-37991, on Form SB-2 filed under the Securities Act of 1933 and the listed Exhibits are hereby incorporated herein by this reference.

     (3)(a)  Articles of Incorporation of the Registrant, as amended to date

     (3)(b)  Bylaws of the Registrant

     (9)     Voting Trust Agreement as amended to date

     (10)(e) Revised  Form  of   Common  Stock  Purchase  Warrant  (included  in
             offering)

     (10)(f) Form of Warrant Agreement Between Transfer Agent and Registrant Relative to Common Stock Purchase Warrant (EXHIBIT (10)(e)


                                   SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized on this 30 Day of January, 1998 in the City of Denver, State of Colorado.


                                          GATEWAY AMERICAN PROPERTIES
                                          CORPORATION, a Colorado corporation

                                By /s/ Harvey E. Deutsch
                                       -----------------------------------------
                                       Harvey E. Deutsch, President and Chief
                                       Executive Officer

                                By /s/ Joel H. Farkas
                                       -----------------------------------------
                                       Joel H. Farkas, Vice-President - Finance/
                                       Marketing, Treasurer and Chief Operating
                                       and Accounting Officer

      Pursuant to the requirements of the Section 12 of the Securities Exchange Act of 1934, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                               TITLE               DATE
---------                               -----               ----

/s/ Harvey E. Deutsch                   Director            January 30, 1998
    --------------------------------
    Harvey E. Deutsch

/s/ Joel H. Farkas                      Director            January 30, 1998
    --------------------------------
    Joel H. Farkas

/s/ Michael A. Messina                  Director            January 30, 1998
    --------------------------------
    Michael A. Messina

/s/ Robert A. Lembke                    Director            January 30, 1998
    --------------------------------
    Robert A. Lembke

/s/ Norman A. Sheldon                   Director            January 30, 1998
    --------------------------------
    Norman A. Sheldon

                    Gateway American Properties Corporation
                       9145 East Kenyon Ave., Suite 200
                               Denver, CO 80237
                           telephone (303)843-9742
                              fax (303)843-0143


January 30, 1998


United States Securities and Exchange Commission
Washington, D.C. 20549

            Re: Acceleration of Effectiveness of Registration on Securities under Section 12(g) of the Securities Exchange Act of 1934 by Gateway American Properties Corporation ("Registrant") pursuant to Form 8-A filed herewith.

Gentlemen:

      The Registrant hereby respectfully requests that the Registration of its Common Stock and Common Stock Purchase Warrants under Section 12(g) of the Securities Exchange Act pursuant to the Form 8-A filed with this request be declared effective simultaneously with the Registrant's Registration Statement of Form SB-2 filed under the Securities Act of 1933, Registration No.
333-37991.

Gateway American Properties Corporation



By: /s/ Harvey E. Deutsch
        ----------------------------
        Harvey E. Deutsch, President

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